Exhibit 99.1

ClearOne Reviews 2023 Operational and Financial Progress, Provides Early 2024 Highlights

- Entered 2024 with Strong Balance Sheet and Lean Operational Foundation -

- Completed Manufacturing Transition from China to Singapore in Q4 2023, Marking Key Milestone in Ongoing Production Improvements -

- Regained Compliance with Nasdaq Minimum Bid Price Requirement -

Salt Lake City, UT – February 22, 2024 – ClearOne, Inc. (NASDAQ: CLRO) (“ClearOne” or the "Company"), a global provider of audio and visual communication solutions, is providing a review of its 2023 operational and financial progress, along with several recent 2024 highlights.

“2023 represented a key transition year for ClearOne,” said Derek Graham, CEO of ClearOne. “Since my appointment as permanent CEO last January, we have focused on recovering from our multi-year litigation process and navigating the transition of our outsourced manufacturing from China to Singapore. Through our work on these fronts, we drove improvements in our manufacturing output and reduced our backlog in the second and third quarters of 2023. We also meaningfully enhanced our balance sheet and continued to reduce our operating expenses on a year-over-year and sequential basis.

“I am proud to announce that our outsourced manufacturing transition is now complete as of the fourth quarter of 2023. Finishing the transition marks a significant milestone as we continue to increase our production output, improve lead times, and support greater normalization in our customers’ ordering patterns. Our progress over the past year has allowed us to operate from a lean, efficient, and well-capitalized foundation in these early months of 2024.”

2023 Financial and Operational Highlights

  Significantly Enhanced Balance Sheet
  Received over $56 million in cash from the Company’s legal settlements in the first quarter of 2023. The Company subsequently distributed approximately $29.0 million to shareholders as a one-time $1.00 special cash dividend on May 31st.
  Received a $6.9 million income tax refund on December 8th.
  Completed the final $1.0 million principal payment on the Company’s senior secured convertible notes on December 17th, which fully repaid and eliminated the Company’s aggregate debt.
  Finalized a non-exclusive patent cross-licensing agreement on December 27th. The Company expects to receive an additional $4.0 million from the agreement in Q1 2024.
1

  Drove Consistent OpEx Efficiencies Through Q3 2023
  GAAP operating expenses for the nine months ended September 30, 2023 decreased 23% relative to the comparable prior year period.
  Third quarter 2023 GAAP operating expenses decreased 16% compared to the third quarter of 2022 and decreased 3% compared to the second quarter of 2023.
  Achieved Major Production Improvements and Milestones
  Completed the transition of the Company’s outsourced manufacturing from China to Singapore in Q4 2023.
  Drove significant backlog reductions in the second and third quarter as a result of increased production output from contract manufacturer.
  Restored production levels to pre-transition volumes. Orders for ClearOne’s most popular products are now shipped same-day for quicker delivery to customers.

Product Highlights

Graham continued: “In tandem with our corporate and operational progress, we made strong advancements in our product innovation and broader industry presence. We launched several new camera, speakerphone, and microphone products over the past year, making several of these debuts at major global industry tradeshows to positive reception and increased foot traffic. Most recently, we introduced our new DIALOG® 20 USB microphone at ISE 2024 in Barcelona, Spain, and our booth at this show received a substantially higher number of visitors than we recorded during last year’s ISE appearance.

“In 2024, we are working to execute additional new product rollouts and increase traction for our core audio conferencing solutions. With our manufacturing transition complete, we are also ramping shipments of our most recently launched products, with the expectation that these shipments will yield greater revenue contributions as their cadence grows. I am proud of the momentum we have driven with new product introductions and industry event attendance heading into this year, and we remain focused on expanding our brand visibility and AV market share in the coming months.”

  January 2023: Launched new CHAT® 150 BT group speakerphone and UNITE 260 Pro camera products. Shipments of the CHAT® 150 BT launched in Q3 2023.
  June 2023: Launched BMA 360D microphone array ceiling tile and DIALOG® UVHF Wireless Microphone System at InfoComm 2023, the largest Pro AV trade show in North America. During its exhibit at the show, ClearOne presented a complete suite of products, programs, and on-site demonstrations.
  The Company commenced shipments of the BMA 360D in Q3 2023.
  September 2023: Showcased full range of conferencing, collaboration, and communications solutions at CEDIA 2023, a significant residential technology trade show.
  October 2023: Debuted Versa® USB22D Dante® Adapter at InfoComm India 2023.
  January 2024: Launched DIALOG® 20 USB microphone at ISE 2024, a leading global audiovisual expo. ClearOne’s booth at ISE 2024 recorded a 319% increase in unique visitors compared to the number of unique visitors the Company’s booth recorded in 2023.
  The DIALOG® UVHF Wireless Microphone System also received AV Technology Magazine’s Best in Show award at ISE 2024, having previously garnered other notable industry awards in 2023.
2

Regained Compliance with Nasdaq Minimum Bid Price Requirement

On January 26, 2024, ClearOne received a letter from Nasdaq providing notice that the Company had regained compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) for continued listing on the Nasdaq Capital Market. To regain compliance, the Company’s common shares were required to maintain a minimum closing price of $1.00 or more for a period of 10 consecutive business days. This requirement was met on January 25, 2024.

Graham concluded: “Regaining compliance with Nasdaq’s minimum bid price requirement is another welcome step forward in our 2024 trajectory. With our robust balance sheet, efficient cost structure, and steady cadence of new product introductions, we are making progress in our recovery from headwinds related to the litigation and manufacturing transition processes. Both of these events are now past us, but our work is far from finished.

“We are deeply committed to expanding the breadth and penetration of our innovative, high-quality product portfolio and tracking towards improving our runway for growth. We would like to thank our team and shareholders for their support as ClearOne enters a new chapter this year.”

About ClearOne

ClearOne is a global company that designs, develops, and sells conferencing, collaboration, and network streaming solutions for voice and visual communications. The performance and simplicity of its advanced comprehensive solutions offer unprecedented levels of functionality, reliability, and scalability. Visit ClearOne at www.clearone.com.

Forward Looking Statements

This release contains “forward-looking” statements that are based on present circumstances and on ClearOne’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements and any statements of the plans and objectives of management for future operations and forecasts of future growth and value and the possible outcomes of litigation, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements.

Company Contact

Derek Graham
801-303-3425

investor_relations@clearone.com
http://investors.clearone.com

Investor Relations Contact

Matt Glover or Jackie Keshner

Gateway Group, Inc.

949-574-3860

CLRO@gateway-grp.com